                                                                     Exhibit 12

The William Carter Company
Schedule of Ratio of Earnings to Fixed Charges
(dollars in thousands)

                                                                                       December 31, 1995     October 30, 1996
                                                                                            through              through
                                                                                       October 29, 1996     December 28, 1996
                                                                                       ----------------     -----------------
Earnings:
             Income (loss) before income taxes and extraordinary item                         $1,507                 $485
             Add: Fixed charges, below                                                        10,709                3,347
                                                                                       ----------------     -----------------
         (A) Earnings, as defined                                                            $12,216               $3,832

Fixed Charges:

             Interest expense (gross), including amortization of
                deferred debt issuance costs                                                  $7,075               $2,631
             Portion of rental expense representing interest                                   3,634                  716
                                                                                       ----------------     -----------------
          (B)Fixed charges, as defined                                                       $10,709               $3,347

Ratio of Earnings to Fixed Charges (A)/(B)                                                       1.1                  1.1

                                                                                              Fiscal Year
                                                                       ----------------------------------------------------------
                                                                       1997               1998            1999             2000
                                                                       ----------      ------------   -------------   -----------
Earnings:
             Income (loss) before income taxes and extraordinary item    $5,520           $8,897         ($2,893)         $24,530
             Add: Fixed charges, below                                   22,894           24,105          23,784           22,705
                                                                       ----------      ------------   -------------   -----------
         (A) Earnings, as defined                                       $28,414          $33,002         $20,891          $47,235

Fixed Charges:

             Interest expense (gross), including amortization of
                deferred debt issuance costs                            $17,571          $18,525         $17,748          $16,294
             Portion of rental expense representing interest              5,323            5,580           6,036            6,411
                                                                       ----------------------------------------------------------
          (B)Fixed charges, as defined                                  $22,894          $24,105         $23,784          $22,705

Ratio of Earnings to Fixed Charges (A)/(B)                                  1.2              1.4               - (1)          2.1

                                                                                    Twelve Months              Nine Months
                                                                                        Ended                     Ended
                                                                                    June 30, 2001           September 30, 2000
                                                                                    -------------           ------------------
Earnings:
             Income (loss) before income taxes and extraordinary item                   $22,116                   $15,041
             Add: Fixed charges, below                                                   22,734                    17,180
                                                                                    -------------           ------------------
         (A) Earnings, as defined                                                       $44,850                   $32,221

Fixed Charges:

             Interest expense (gross), including amortization of
                deferred debt issuance costs                                            $16,282                   $12,336
             Portion of rental expense representing interest                              6,452                     4,844
                                                                                    -------------           ------------------
          (B)Fixed charges, as defined                                                  $22,734                   $17,180

Ratio of Earnings to Fixed Charges (A)/(B)                                                  2.0                       1.9

                                                                                 December 31, 2000           August 15, 2001
                                                                                      through                    through
                                                                                  August 14, 2001          September 29, 2001
                                                                                 -----------------         ------------------
Earnings:
             Income (loss) before income taxes and extraordinary item                   ($9,659)                   $10,641
             Add: Fixed charges, below                                                   14,240                      4,633
                                                                                 -----------------         ------------------
         (A) Earnings, as defined                                                        $4,581                    $15,274

Fixed Charges:

             Interest expense (gross), including amortization of
                deferred debt issuance costs                                            $10,133                     $3,743
             Portion of rental expense representing interest                              4,107                        890
                                                                                 -----------------         ------------------
          (B)Fixed charges, as defined                                                  $14,240                     $4,633

Ratio of Earnings to Fixed Charges (A)/(B)                                                    - (1)                    3.3

                                                                                            Pro Forma            Pro Forma
                                                                                          Twelve Months        Twelve Months
                                                                                              Ended                Ended
                                                                                        December 30, 2000      June 30, 2001
                                                                                        -----------------      --------------
Pro Forma Earnings:

             Pro forma income (loss) before income taxes and extraordinary item                $9,063               $6,539
             Add:  Pro Forma Fixed charges, below                                              36,923               37,062
                                                                                        -----------------      --------------
          (A)Pro Forma Earnings, as defined                                                   $45,986              $43,601

Pro Forma Fixed Charges:

             Pro forma interest expense (gross), including amortization of
                deferred debt issuance costs                                                  $30,512              $30,610
             Portion of rental expense representing interest                                    6,411                6,452
                                                                                        -----------------      --------------
          (B)Total Pro Forma Fixed charges, as defined                                        $36,923              $37,062

Ratio of Pro Forma Earnings to Fixed Charges (A)/(B)                                              1.2                  1.2

                                                                                           Pro Forma
                                                                                          Nine Months
                                                                                             Ended
                                                                                      September 29, 2001
                                                                                      ------------------
Pro Forma Earnings:

             Pro forma income (loss) before income taxes and extraordinary item               $3,915
             Add:  Pro Forma Fixed charges, below                                             28,155
                                                                                      ------------------
          (A)Pro Forma Earnings, as defined                                                  $32,070

Pro Forma Fixed Charges:

             Pro forma interest expense (gross), including amortization of
                deferred debt issuance costs                                                 $23,158
             Portion of rental expense representing interest                                   4,997
                                                                                      ------------------
          (B)Total Pro Forma Fixed charges, as defined                                       $28,155

Ratio of Pro Forma Earnings to Fixed Charges (A)/(B)                                             1.1

(1) Earnings were insufficient to cover fixed charges by $2,893 in fiscal 1999 and $9,659 for the seven and one half month period ended August 14, 2001